Exhibit 99.1

Toshiba Corporation

Toshiba Memory Corporation

Western Digital Corporation

FOR IMMEDIATE RELEASE:

TOSHIBA AND WESTERN DIGITAL REACH GLOBAL SETTLEMENT

AND AGREE TO STRENGTHEN FLASH MEMORY COLLABORATION

TOKYO Dec. 13, 2017 and SAN JOSE, Calif. Dec. 12, 2017 – Toshiba Corporation (TOKYO: 6502) (“Toshiba”), Toshiba Memory Corporation (“TMC”) and Western Digital Corporation (NASDAQ: WDC) (“Western Digital”) have entered into a global settlement agreement to resolve their ongoing disputes in litigation and arbitration, strengthen and extend their relationship, and enhance the mutual commitment to their ongoing flash memory collaboration.

As part of this agreement, TMC and Western Digital will participate jointly in future rounds of investment in Fab 6, the state-of-the-art memory fabrication facility now under construction at Yokkaichi, including the upcoming investment round announced by Toshiba in October 2017. Fab 6 will be entirely devoted to the mass production of BiCS FLASH™, the next-generation of 3D flash memory, starting next year. TMC and Western Digital similarly intend to enter into definitive agreements in due course under which Western Digital will participate in the new flash wafer fabrication facility which will be constructed in Iwate, Japan.

The parties will strengthen their flash memory collaboration by extending the terms of their joint ventures. Flash Alliance will be extended to December 31, 2029 and Flash Forward to December 31, 2027. Flash Partners was previously extended to December 31, 2029.

The parties’ agreement to resolve all outstanding disputes ensures that all parties are aligned on Toshiba’s sale of TMC to K.K. Pangea, a special purpose acquisition company formed and controlled by a consortium led by Bain Capital Private Equity, LP (“Bain Capital”). The parties have agreed on mutual protections for their assets and confidential information in connection with the sale of TMC, and on collaborating to ensure the future success of TMC as a public company following an eventual IPO.

Toshiba and Western Digital Reach Global Settlement and Agree to Strengthen Flash Memory Collaboration

Commenting on the agreement reached today, Dr. Yasuo Naruke, Senior Executive Vice President of Toshiba Corporation and President and CEO of TMC said: “We are very pleased to have reached this outcome, which clearly benefits all involved. With the concerns about litigation and arbitration removed, we look forward to renewing our collaboration with Western Digital, and accelerating TMC’s growth to meet growing global demand for flash memory. Toshiba also remains on track to complete our transaction with the consortium led by Bain Capital by the end of March 2018. This will ensure that TMC has the resources it needs to continue to innovate and deliver for a fast-growing flash memory market, particularly in areas driven forward by advances in AI and IoT.”

Western Digital Chief Executive Officer Steve Milligan stated: “Western Digital’s core priorities have always been to protect the JVs and ensure their success and longevity, guarantee long-term access to NAND supply, protect our interests in the JVs, and create long-term value for our stakeholders. We are very pleased that these agreements accomplish these critical goals, allow Toshiba to achieve its objectives, and also enable us to continue delivering on the power of our platform. I want to thank the hardworking teams at Western Digital and TMC for the dedication they have exhibited over the past several months, operating the JVs without interruption, and we look forward to building upon the success of our 17 year partnership.”

Yuji Sugimoto, Managing Director, Head of Japan for Bain Capital said: “Bain Capital is pleased that Toshiba and Western Digital have resolved all outstanding legal disputes. The settlement represents the best possible outcome for all parties, clearing the way for the Bain Capital-led consortium to complete its acquisition of TMC as planned. We look forward to supporting TMC to achieve its strategic objectives while enhancing these important JVs with Western Digital.”

As part of the global settlement agreement, Toshiba, TMC and Western Digital have agreed to withdraw all pending litigation and arbitration actions.

Toshiba and Western Digital Reach Global Settlement and Agree to Strengthen Flash Memory Collaboration

About Toshiba

For over 140 years, Toshiba Corporation has contributed to a sustainable future by applying innovative technologies to value creation. Today, our business domains are centered on the essential infrastructure that supports modern life and society. Guided by the principles of The Basic Commitment of the Toshiba Group, “Committed to People, Committed to the Future,” Toshiba promotes global operations that contribute to realization of a world where generations to come can live better lives.

To find out more about Toshiba, visit www.toshiba.co.jp/worldwide/about/index.html

About Western Digital

Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital® data-centric solutions are marketed under the G-Technology™, HGST, SanDisk®, Tegile™, Upthere™ and WD® brands. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This news release contains certain forward-looking statements, including statements concerning: the NAND flash memory joint ventures; the global settlement agreement and the resolution of outstanding legal disputes; investments in Fab 6; Western Digital’s participation in TMC’s wafer fabrication facility to be constructed in Iwate, Japan; the production of 3D flash memory and demand in the flash memory market; Toshiba’s transaction with the consortium led by Bain Capital; a potential initial public offering by TMC; and expectations and objectives with respect to the NAND flash memory joint ventures. There are a number of risks and uncertainties that may cause these forward-looking statements to be inaccurate including, among others: uncertainties with respect to the NAND flash memory joint ventures; volatility in global economic conditions; business conditions and growth in

Toshiba and Western Digital Reach Global Settlement and Agree to Strengthen Flash Memory Collaboration

the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in Western Digital’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s Form 10-Q filed with the SEC on Nov. 7, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Western Digital undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Contacts:

Toshiba

Media Contact:

Kaori Hiraki, +81-3-3457-2100

media.relations@toshiba.co.jp

Toshiba Memory Corporation

Kota Yamaji

Business Planning Division

Phone: +81-3-3457-3473

semicon-NR-mailbox@ml.toshiba.co.jp

Western Digital

Media Contact:

Jim Pascoe, 408-717-6999

jim.pascoe@wdc.com

or

Toshiba and Western Digital Reach Global Settlement and Agree to Strengthen Flash Memory Collaboration

Investor Contact:

Bob Blair, 949-672-7834

robert.blair@wdc.com

or

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Jed Repko / Ed Trissel

415-869-3950 / 212-355-4449

wdcmedia@joelefrank.com

or

Japan

Media Contacts:

Emi Hatano, 090-5765-9730

emi.hatano@sandisk.com

or

Ashton Consulting

John Sunley / Brendan Jennings

03 5425-7220 / 090—7416-0180 / 050 7576-6190

WDC_JapanPR@ashton.jp